UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2009

Art Technology Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26679	04-3141918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts		02142
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-386-1136

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, Ilene H. Lang notified us that she will not stand for re-election to our Board of Directors next year. Accordingly, she intends to resign as a director at the completion of her term, effective at our 2010 annual meeting of stockholders. Ms. Lang has been a director since October 2001. Ms. Lang's planned resignation will allow her to devote more time to her current role as President of Catalyst Inc. and to better accommodate her increasing responsibilities and international travel requirements. Ms. Lang's resignation is not as a result of any disagreements on any matter relating to our operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Art Technology Group, Inc.

May 27, 2009	By:	/s/ Julie M.B. Bradley

Name: Julie M.B. Bradley
Title: Senior Vice President and Chief Financial Officer